SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: September 18, 1997

                                 QPQ CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                         1-12350                      65-0611607
----------------                 -------------                ---------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                   File Number)                 Identification
incorporation)                                                 Number)

                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434
                   -----------------------------------------
                  (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:   561-470-6005

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 2.     Acquisition or Disposition of Assets.

      On September 3, 1997 QPQ Corporation (the "Company") consummated the sale of the stock of QPQ Medical Weight Loss Center, Inc. ("QPQ Medical") to Linde Group, Inc. ("Linde"), a non-affiliated third party, in exchange for $210,000 in cash and notes, plus the assumption of all liabilities.

      The purchase price paid by Linde was the highest offer received by the Company from bids by non-affiliated third parties. Management believes this price represents the best attainable market value for QPQ Medical, based upon the market uncertainties of the weight loss business. This sale completes the sale of the last of the Company's weight loss clinics, all of which were consummated prior to the U.S. Food and Drug Administration's recall this week of two of the most popular and regularly prescribed diet drugs, fenfluramine and Redux.

Item 5.     Other Events.

      On September 17, 1997, the Company announced that the Company will, on October 8, 1997 (the Record Date and the Payable Date), effect a one-for-three (1-for-3) reverse stock split of the Company's Common Stock, pursuant to which each three shares of the Company's Common Stock outstanding will be converted into one share of the Company's Common Stock. Trading in the Company's new shares will commence at the opening of business on October 9, 1997.



Item 7.     Financial Statements and Exhibits.

            (a) Financial Statements of Businesses Acquired.

                  Not applicable.

            (b)   Pro forma Financial Information.

                  Not applicable.

            (c)   Exhibits.

No.                                 Description
---                                 -----------

2                   Stock  Purchase  Agreement  dated as of September 3, 1997 by and between QPQ Corporation and Linde Group, Inc.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: September 15, 1997                        By: /s/ C. Lawrence Rutstein
                                                    ----------------------------
                                                    C. Lawrence Rutstein,
                                                    President





































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